   As filed with the Securities and Exchange Commission on March 13, 1998

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware                                                           75-2504748
      (State or other jurisdiction of incorporation or organization)                   (IRS Employer Identification No.)

                    4510 Lamesa Highway, Snyder, Texas                                               79549
                 (Address of Principal Executive Offices)                                          (ZIP Code)


   PATTERSON ENERGY, INC. 1993 STOCK INCENTIVE PLAN, AS AMENDED (THE "PLAN")
                            (Full title of the plan)

                               CLOYCE A. TALBOTT
                              4510 LAMESA HIGHWAY
                             SNYDER, TEXAS   79549
                    (Name and address of agent for service)

                                 (915) 573-1104
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:

           JAMES C. BROWN                        THOMAS H. MAXFIELD, ESQ.
      VICE PRESIDENT--FINANCE                      BAKER & HOSTETLER LLP
        4510 LAMESA HIGHWAY                  303 EAST 17TH AVENUE, SUITE 1100
       SNYDER, TEXAS   79549                      DENVER, COLORADO 80203

       Approximate date of commencement of proposed sales to the public:
  As soon as practicable after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                     Proposed          Proposed maximum
  Title of securities       Amount to be         maximum offering     aggregate offering            Amount of
   to be registered          registered        price per share(1)            price              registration fee
   ----------------          ----------        -------------------    ------------------        ----------------
 Common Stock          1,400,000 shares(2)          $ 9.8125             $ 13,737,500            $  4,293
================================================================================================================

(1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
(2) Represents the additional shares added to the Plan pursuant to an amendment to the Plan approved by the stockholders of the Registrant at a Special Meeting of Stockholders held on December 30, 1997. The number of shares stated gives effect to the 2-for-1 stock split effected on January 23, 1998, to stockholders of record on January 9, 1998.
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 413 under the Securities Act of 1933, as amended. The contents of Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-97972) filed by Patterson Energy, Inc. with the Securities and Exchange Commission on July 17, 1997, is incorporated herein by reference pursuant to General Instruction E to Registration Statement on Form S-8.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by the Registrant with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement:

         (a)     Annual Report on Form 10-K for the year ended December 31,
                 1996;

         (b)     Quarterly Report on Form 10-Q for the quarter ended March 31,
                 1997;

         (c) Current Report on Form 8-K dated July 30, 1996, as amended by Form 8-K/A dated July 30, 1996, as further amended by Form 8-K/A dated July 30, 1996;

         (d)     Current Report on Form 8-K dated January 3, 1997;

         (e)     Current Report on Form 8-K dated January 7, 1997;

         (f)     Current Report on Form 8-K dated January 27, 1997;

         (g)     Current Report on Form 8-K dated May 7, 1997;

         (h)     Current Report on Form 8-K dated June 3, 1997;

         (i) Current Report on Form 8-K dated June 12, 1997, as amended by Form 8-K/A dated June 12, 1997;

         (j)     Current Report on Form 8-K dated July 1, 1997;

         (k)     Quarterly Report on Form 10-Q for the quarter ended June 30,
                 1997;

         (l)     Current Report on Form 8-K dated July 24, 1997;

         (m)     Current Report on Form 8-K dated August 5, 1997; and

         (n) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

         (o)     Current Report on Form 8-K dated November 14, 1997;

         (p)     Current Report on Form 8-K dated December 29, 1997;

         (q)     Current Report on Form 8-K dated December 30, 1997;

         (r)     Current Report on Form 8-K dated January 7, 1998;

         (s)     Current Report on Form 8-K dated January 23, 1998;

         (t)     Current Report on Form 8-K dated February 6, 1998;

         (u)     Current Report on Form 8-K dated March 3, 1998; and

         (v) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, which became effective with the Securities and Exchange Commission on November 2, 1993.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates all shares under the Plan have been sold or which deregisters all shares then remaining unsold under the Plan, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.  Exhibits.

         The following exhibits are filed herewith:

   Exhibit     Item 601 Cross
   Number        Reference                      Document as Form S-8 Exhibit
   ------        ---------                      ----------------------------
     4.1              4          Excerpt from Restated Certificate of Incorporation, as amended, of Patterson Energy, Inc.(1)
     4.2              4          Rights Agreement dated as of January 2, 1997, between Patterson Energy, Inc. and Continental
                                 Stock Transfer & Trust Company, as Rights Agent.(2)
     5.1              5          Opinion of Baker & Hostetler LLP regarding legality of shares to be offered.
    10.1             10          Patterson Energy, Inc. 1993 Stock Incentive Plan, as amended.
    15.1             15          Awareness Letter of Coopers & Lybrand L.L.P.
    15.2             15          Awareness Letter of Davis, Kinard & Co., P.C.
    23.1             23          Consent of Independent Accountants, Coopers & Lybrand L.L.P.
    23.2             23          Consent of Independent Public Accountants, Arthur Andersen LLP
    23.3             23          Consent of M. Brian Wallace,  independent petroleum engineer.
    23.4             23          Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
    23.5             23          Consent of Independent Accountants, Davis, Kinard & Co., P.C.


------------------------------

 (1) Filed as an Exhibit to Post-Effective Amendment No. 1 to Form S-8 (SEC File Number: 33-97972) filed with the Commission on July 17, 1997.

 (2)     Filed as an Exhibit to Form 8-A dated January 10, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas, on the 13th day of March, 1998.

                                    PATTERSON ENERGY, INC.


                                    By: /s/ A. GLENN PATTERSON
                                       -----------------------------------------
                                           A. Glenn Patterson, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of March 13, 1998, by the following persons in the capacities indicated:


         /s/ CLOYCE A. TALBOTT                     Chairman of the Board and Chief Executive Officer
----------------------------------------------
             Cloyce A. Talbott
       (Principal Executive Officer)

        /s/ A. GLENN PATTERSON                     Director, President and Chief Operating Officer
----------------------------------------------
            A. Glenn Patterson

          /s/ ROBERT C. GIST                       Director
----------------------------------------------
              Robert C. Gist

                                                   Director
----------------------------------------------
             Kenneth E. Davis

                                                   Director
----------------------------------------------
           Vincent A. Rossi, Jr.

          /s/ JAMES C. BROWN                       Vice President--Finance, Secretary and
----------------------------------------------     Treasurer and Chief Financial Officer
              James C. Brown
      (Principal Accounting Officer)

                                 EXHIBIT INDEX


   Exhibit     Item 601 Cross
   Number        Reference                               Document as Form S-8 Exhibit
   ------        ---------                               ----------------------------
     4.1              4          Excerpt from Restated Certificate of Incorporation, as amended, of Patterson
                                 Energy, Inc.(1)
     4.2              4          Rights Agreement dated as of January 2, 1997, between Patterson Energy, Inc.
                                 and Continental Stock Transfer & Trust Company, as Rights Agent. (2)
     5.1              5          Opinion of Baker & Hostetler LLP regarding legality of shares to be offered.
    10.1             10          Patterson Energy, Inc. 1993 Stock Incentive Plan, as amended.
    15.1             15          Awareness Letter of Coopers & Lybrand L.L.P.
    15.2             15          Awareness Letter of Davis, Kinard & Co., P.C.
    23.1             23          Consent of Independent Accountants, Coopers & Lybrand L.L.P.
    23.2             23          Consent of Independent Public Accountants, Arthur Andersen LLP.
    23.3             23          Consent of M. Brian Wallace, independent petroleum engineer.
    23.4             23          Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
    23.5             23          Consent of Independent Accountants, Davis, Kinard & Co., P.C.


-----------------------

(1)      Filed as an Exhibit to Post-Effective Amendment No. 1 to Form S-8
         (SEC File Number: 33-97972) filed   with the Commission on July
         17,1997.

(2)      Filed as an Exhibit to Form 8-A dated January 10, 1997.